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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland (STATE OF INCORPORATION)	1-13199 (COMMISSION FILE NUMBER)	13-3956775 (IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue, New York, New York 10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

  On December 3, 2003, SL Green Realty Corp. (the "Company") and SL Green Operating Partnership, L.P. (the "Operating Partnership") entered into an Underwriting Agreement with Wachovia Capital Markets, LLC and the several underwriters listed thereto (the "Underwriters") in connection with an underwritten public offering (the "Offering") by the Company of up to 5,600,000 shares (along with 840,000 shares to cover the Underwriters' over-allotment option) (the "Shares") of 7.625% Series C Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, par value $.01 per share. On December 9, 2003, the Underwriters exercised the option to purchase 700,000 additional shares by notice to the Company. The sale of the Shares will result in gross aggregate proceeds after the Underwriter's discount to the Company of approximately $152.5 million (based on the issuance of 6,300,000 shares).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
EXHIBITS

1.1
Underwriting Agreement, dated December 3, 2003, by and among SL Green Realty Corp., SL Green Operating Partnership, L.P., Wachovia Capital Markets, LLC and the several underwriters listed thereto.

4.1
Articles Supplementary designating the Company's 7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share.

4.2
Form of stock certificate evidencing the 7.625% Series C Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.01 per share.

12.1
Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
By:	/s/ THOMAS E. WIRTH Thomas E. Wirth Executive Vice President, Chief Financial Officer

Date: December 10, 2003

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SIGNATURES